EXHIBIT 10.32

iv





                MANAGEMENT SERVICES AGREEMENT




                           BETWEEN



                Leon J. Leonard, D.M.D., P.C.
                       (the "New PC")

                             AND


               Omega Orthodontics of Conyers, Inc.
                         (the "MSO")

                             AND

                  Omega Orthodontics, Inc.
                          ("OMEGA")

                MANAGEMENT SERVICES AGREEMENT


                      TABLE OF CONTENTS


ARTICLE  1 TERM                                            3

ARTICLE  2 DUTIES OF THE MSO                               3

 2.1 GENERAL                                              3
 2.2 ORTHODONTIC OFFICE SERVICES                          3
 2.3 ADMINISTRATIVE SERVICES                              3
 2.4 BUSINESS SYSTEMS, PROCEDURES AND FORMS               4
 2.5 PURCHASING, ACCOUNTS PAYABLE, SUPPLIES AND INVENTORY
 CONTROL                                                  5
 2.6 REGULATORY COMPLIANCE SERVICES                       5
 2.7 BILLING, COLLECTION                                  5
 2.8 DISBURSEMENT OF FUNDS                                6
 2.9 MSO EXPENSES                                         6
 2.10 CREDIT REPORT                                       8
 2.11 ACCOUNTING; BOOKKEEPING AND REPORTS                 8
 2.12 MARKETING                                           9
 2.13 COMPLAINTS                                          9
 2.14 PRACTICE LAWS                                       9
 2.15 MONTHLY MEETINGS                                    9
 2.16 MAINTENANCE AND CLEANING SERVICES                   9
 2.17 LICENSES AND PERMITS                               10
 2.18 INSURANCE                                          10
 2.19 PRACTICE TRANSITION AND ASSOCIATE SELECTION        10

ARTICLE   3  DUTIES OF THE NEW PC                         10

 3.1 GENERAL                                             10
 3.2 EMPLOYMENT OF THE ORTHODONTISTS AND RENDERING OF
 PATIENT CARE.                                           11
 3.3 PROFESSIONAL SERVICES                               11
 3.4 RECORDS                                             11
 3.5 PROFESSIONAL EXPENSES                               12
 3.6 PROFESSIONAL LIABILITY INSURANCE                    12
 3.7 EMPLOYMENT AGREEMENT                                12
 3.8 CONFIDENTIALITY                                     13

ARTICLE  4 PROFESSIONAL SERVICES, CONTROL OF SOLICITATION,
APPROVAL OF ADVERTISING MATERIAL AND NO RECIPROCATION     13

ARTICLE  5 LEASE OF OFFICE FACILITIES AND EQUIPMENT       14

 5.3.  NO WARRANTY                                       16

ARTICLE  6 COMPENSATION                                   17

ARTICLE  7 SECURITY INTEREST                              17

ARTICLE  8 COVENANTS                                      18

 8.1 NEW PC'S COVENANTS                                  18
 8.2 MSO'S COVENANTS                                     19

ARTICLE 9 INSURANCE AND INDEMNITY                         21

 9.1 INSURANCE TO BE MAINTAINED BY THE NEW PC            21
 9.2 INSURANCE TO BE MAINTAINED BY THE MSO               21
 9.3 TAIL INSURANCE COVERAGE                             21
 9.4 ADDITIONAL INSUREDS                                 21
 9.5 INDEMNIFICATION                                     21

ARTICLE  10 TERMINATION                                   22

 10.1 TERMINATION BY THE NEW PC                          22
 10.2 TERMINATION BY MSO                                 23

ARTICLE  11 AUTHORIZED AGENT AND POWERS OF ATTORNEY       24

ARTICLE  12 INDEPENDENT CONTRACTOR RELATIONSHIP           24

ARTICLE  13 MISCELLANEOUS                                 25

 13.1 ACCESS TO RECORDS                                  25
 13.2 PATIENT RECORDS                                    25
 13.3 THE NEW PC'S CONTROL OVER THE ORTHODONTIC PRACTICE 25

ARTICLE 14 ALTERNATIVE DISPUTE RESOLUTION                 25

 14.1 ALTERNATIVE DISPUTE RESOLUTION                     25
 14.2 WAIVER OF JURY                                     26

ARTICLE  15 GENERAL PROVISIONS                            26

 15.1 NOTICES                                            26
 15.2 CONFIDENTIALITY                                    28
 15.3 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS28
 15.4 REMEDIES CUMULATIVE                                28
 15.5 NO OBLIGATION TO THIRD PARTIES                     28
 15.6 ENTIRE AGREEMENT                                   29
 15.7 ASSIGNMENT                                         29
 15.8 ATTORNEYS' FEES                                    29
 15.9 GOVERNING LAW                                      29
 15.10 EVENTS EXCUSING PERFORMANCE                       29
 15.11 COMPLIANCE WITH APPLICABLE LAWS                   30
 15.12 LANGUAGE CONSTRUCTION                             30
 15.13 AMENDMENTS                                        30
 15.14 SEVERABILITY                                      30
 15.15 NO WAIVER                                         30
 15.16 CAPTIONS                                          30
 15.17 COUNTERPARTS                                      30

SCHEDULE 1 THE ORTHODONTISTS

SCHEDULE 2 ORTHODONTIC OFFICES AND SERVICES

SCHEDULE 3 COMPENSATION - MANAGEMENT FEES

EXHIBIT A ORTHODONTIC OFFICES - MASTER LEASE

EXHIBIT B PRACTICE PROVIDERS

EXHIBIT C NEW PC'S AFFIDAVIT

EXHIBIT D SECURITY AGREEMENTS

EXHIBIT E ALTERNATIVE DISPUTE RESOLUTION PROCEDURES
                MANAGEMENT SERVICES AGREEMENT

           THIS AGREEMENT is made effective as of this 1st day of January, 1998, by and between Leon J. Leonard, D.M.D., P.C., a professional corporation (the "New PC") incorporated under the laws of the State of Georgia (the "State"), and Omega Orthodontics of Conyers, Inc., a Delaware corporation (the "MSO"), and Omega Orthodontics, Inc., a Delaware corporation ("OMEGA").

           WHEREAS, OMEGA provides professional management and marketing services to orthodontic practices in the United States, which services include providing practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of orthodontic practices and are provided directly or indirectly through management service organizations such as the MSO;

           WHEREAS, OMEGA and Leon J. Leonard, D.D.S. ("Dr. Leonard") who is duly licensed to practice orthodontics in the State have entered into that certain Affiliation Agreement and Asset Purchase Agreement (the "Affiliation Agreement") dated as of December 29, 1997, pursuant to which OMEGA acquired certain assets of Dr. Leonard;

            WHEREAS, the New PC owns and operates an orthodontic practice with offices located in the facilities identified in Exhibit A (the "Orthodontic Offices") and furnishes orthodontic care to the general public through the services of Dr. Leonard and any and all other orthodontists who are or become affiliated with the New PC as of or following the date hereof and who are or become subsequently named on Schedule 1 hereto (individually, an "Orthodontist" and collectively, the "Orthodontists");

           WHEREAS, the MSO was formed and acquired to provide equipment, facilities and personnel to, and to manage the non-orthodontic business affairs of, the New PC;

           WHEREAS, the MSO's services are designed to improve the efficiency and profitability of the New PC while enhancing the ability of Dr. Leonard and the Orthodontists (if any) to render quality orthodontic care to the patients of the New PC;

           WHEREAS, the New PC wishes to retain the MSO to perform the functions and to provide the services described in this Agreement to assist the New PC to achieve the above goals.

           NOW, THEREFORE, IT IS AGREED that the MSO shall perform managerial and administrative services for the New PC and provide office space and orthodontic facilities appropriate for rendering general orthodontic treatment at the Orthodontic Offices upon the following terms and conditions:

                         ARTICLE  1
                            TERM

           1.1 The initial term of this Agreement shall commence on the date first above written and continue for a period of twenty (20) years (the "Initial Term"), subject, however, to earlier termination in accordance with Article 10 hereof. This Agreement shall continue for two separate and successive ten year periods (each a "Renewal Term" and collectively with the Initial Term, the "Term") unless the MSO otherwise elects upon six months written notice to the New PC prior to expiration of the Initial Term or any then effective Renewal Term.

                         ARTICLE  2
                      DUTIES OF THE MSO

           2.1 General. The MSO shall provide the New PC with comprehensive practice management, financial and marketing services, and such facilities, equipment, and support personnel as are reasonably required by the New PC to operate its orthodontic practice at the Orthodontic Offices, as determined by the MSO in consultation with the New PC. The New PC hereby appoints the MSO as the sole and exclusive business manager of the New PC and agrees that the MSO shall have all power and authority reasonably necessary to manage the non-orthodontic business affairs of the New PC and carry out the MSO's orthodontic duties under this
Agreement, subject to the requirements of the applicable provisions of State law relating to the practice of orthodontics. The MSO may perform some or all of its services at a location other than at the Orthodontic Offices.

           2.2 Orthodontic Office Services. The MSO shall provide or arrange for the provision of the office space and related leasehold improvements to constitute the Orthodontic Offices and related fixtures, furniture, furnishings, equipment and related services (collectively, the "Orthodontic Office Services") described in Schedule 2 hereto, as such Schedule may be amended by the New PC and the MSO from time to time. The MSO shall be responsible for all repairs, maintenance and replacement of the Orthodontic Offices including such leasehold improvements, fixtures, furniture, furnishings and equipment, except for repairs, maintenance and replacement necessitated by the negligence of the New PC, its employees and agents (not including the MSO or its employees or agents). The MSO shall, on an ongoing basis, evaluate and consult with the New PC on the equipment needs of and the efficiency and adequacy of the Orthodontic Offices. The MSO shall provide telephone, facsimile transmission, printing, duplicating and transcribing services as needed, as well as all laundry, linen and uniforms.

          2.3  Administrative Services

           (a) The MSO shall supply secretarial, reception, maintenance, front office, skilled assistants and other personnel, except duly licensed "Practice Providers," during normal office hours as reasonably requested by the New PC, to enable the New PC to perform effectively orthodontic and treatment services. The MSO shall be responsible for staff scheduling, provided, however, that all Practice Providers including orthodontic assistants and hygienists shall be under the direct supervision of the New PC. The New PC shall have sole authority to employ and terminate the employment of all Practice Providers. All personnel placed in the Orthodontic Offices by the MSO shall be subject to the approval of the New PC, which approval shall not be unreasonably withheld, and the New PC shall have the authority to instruct the MSO to terminate the employment of such personnel for any lawful reason. The MSO shall be responsible for all personnel wages, withholding, fringe benefits, bonuses and workers' compensation insurance in connection with its employees; provided, however, that the New PC is in full compliance with the compensation provisions of this Agreement.

            (b) "Practice Providers" shall mean the individuals who are duly licensed to practice dentistry and/or orthodontics in the State including Dr. Leonard and the Orthodontists (if any) and other individuals who are employees of the New PC or otherwise under contract with the New PC to provide dental or orthodontic, hygienic or other assistance or services to patients of the New PC or otherwise  required  by  applicable "Laws"  (as  defined  in
Section 2.6 below) to be employees of the New PC to provide services to patients of the Practice. A list of all Practice Providers and their relationship to the New PC is set forth as Exhibit B attached hereto and incorporated herein by reference. Prior to making any changes in the list of Practice Providers, the New PC shall use its best efforts to consult with the MSO. The New PC also shall use its best efforts to consult with the MSO with regard to the terms of contracts entered into between the New PC and the Practice Providers and the terms and conditions of their employment or engagement as independent contractors.

           2.4 Business Systems, Procedures and Forms. In consultation with the New PC, the MSO shall establish standardized business systems and procedures for the New PC, including, but not limited to, patient scheduling systems, treatment records system, financial reporting and process control systems and patient communication management systems (the "OMEGA Patient Scheduling System") that are designed to improve the New PC operating efficiency. The MSO shall analyze such information on an ongoing basis in order to advise the New PC on ways of improving operating efficiencies. The MSO shall provide training to the staff of the New PC in the implementation and operation of such standardized business systems and procedures. The MSO shall additionally provide the New PC with and train the New PC's staff in the use of standardized clinical forms, including, without limitation, forms for patient evaluations and treatment plans. The New PC expressly acknowledges and agrees that it shall have no property rights in the OMEGA Patient Scheduling System and the other foregoing systems, procedures and clinical forms, and further agrees that such systems, procedures, and forms shall be deemed to constitute Confidential Information within the meaning of Section 3.8 hereof and be subject to the restrictions on the use, appropriation, and reproduction of such Confidential Information provided for in Section 3.8.

           2.5 Purchasing, Accounts Payable, Supplies and Inventory Control. The MSO shall be responsible for and shall establish and maintain systems for the handling and processing of all purchasing and payment activities and for the performance of all payroll and payroll accounting functions of the New PC. The MSO shall order and purchase and maintain all inventory and orthodontic supplies as reasonably required by the New PC to enable the New PC to render orthodontic care to its patients including, without limitation, all orthodontic appliances and other supplies, laboratory supplies and sanitation supplies.

           2.6 Regulatory Compliance Services. The MSO shall arrange for or cause to be rendered to the New PC such business, legal and regulatory management consultation and advice as may be reasonably required or requested by the New PC and directly related to the operations of the New PC or its compliance with Federal, state or local laws, rules, regulations or interpretations governing or applicable to the New PC (collectively, "Laws"); provided, however, that the MSO shall not be responsible for any services related to malpractice or other professional service claims or matters not directly related to the operation of the New PC or its compliance with Laws, or for any legal or tax advice or services or personal financial services to Dr. Leonard and the Orthodontists (if any) or any employee or agent of the New PC.

           2.7 Billing, Collection. The MSO shall be responsible for: (i) billing and collecting payments for all orthodontic and other professional services rendered by the New PC and the Practice Providers, with all such billing and collecting to be done in the name of the New PC; (ii) receiving payments from patients, insurance companies and all other third party payors; (iii) taking possession of and endorsing in the name of the New PC any notes, checks, money orders, insurance payments and other instruments received in payment for services or of accounts receivable; and (iv) settling and compromising claims and, where deemed appropriate by the MSO and consented to (which consent shall not be unreasonably withheld or delayed) by the Practice Provider rendering the professional services which resulted in the applicable accounts receivable, assigning such accounts receivable to a collection agency or the bringing of a legal action against a patient or a payor on the New PC's behalf. In seeking payments on behalf of the New PC hereunder, the MSO shall act as the New PC's agent in billing and collecting professional fees, charges and other accounts owed to the New PC and shall only bill under the New PC's provider number. In this regard, the New PC appoints the MSO for the Term of this Agreement in accordance with the provisions of Article 11 hereof as its true and lawful attorney-in-fact for the purposes set forth above in this Section 2.7 and in Section 2.8 below. The MSO does not guarantee collection and is not responsible for any loss to the New PC as a result of any inability to collect fees and charges.

          2.8  Disbursement of Funds.

          (a) All monies collected for the New PC by the MSO pursuant to Section 2.7 above shall be deposited into an account (the "the New PC Account") with a bank whose deposits are insured with the Federal Deposit Insurance Corporation and which bank is acceptable to the MSO and the New PC (the "Bank"). The New PC Account shall contain the name of the New PC, but the MSO shall make all disbursements therefrom. The MSO shall account for all monies so disbursed from the New PC Account.

           (b) From the funds collected and deposited by the MSO in the New PC Account, the MSO shall make for and on behalf of the New PC the following disbursements promptly, when payable:

                 (1)    Compensation,  including   salaries,
benefits and other direct costs payable to Dr. Leonard and the Orthodontists (if any) and the other Practice Providers of the New PC, and all withholding taxes and assessments payable to Federal, state and local governments in connection with the employment of such personnel; and

                (2)   All  compensation payable to  the  MSO
pursuant to Article 6 hereof.

           (c) In the event the funds in the New PC Account will, at any time be insufficient to cover the current portion of the foregoing expenses when payable, the MSO may advance to the New PC the necessary funds to pay the current portion of such expenses for the benefit of the New PC, which advances will be deemed to be loans to the New PC to be repaid without interest from the New PC Account at such times as there are adequate funds therein or upon such other terms and at such times as agreed to by the New PC and the MSO, which indebtedness shall not be deemed an MSO Expense for purposes of Section 2.9.

           2.9 MSO Expenses. The MSO shall be responsible for the payment of all MSO Expenses, as defined below, during the term of this Agreement without reimbursement by the New PC, unless otherwise agreed to by the parties hereto.

           (a) "MSO Expenses" shall mean all operating and non-operating expenses initiated by, and incurred in the operation of, the New PC, including, without limitation:

                (1)   Salaries,  benefits and  other  direct
costs of all employees of the MSO providing services to the New PC hereunder (but excluding Dr. Leonard and all the Orthodontists (if any) and other Practice Providers);

                 (2)   Direct  costs  of  all  employees  or
consultants  of  the  MSO  who  provide  services   at   the
Orthodontic Offices or in connection with the New PC required for improved clinic performance, such as work management, materials management, purchasing, charge and coding analysis, and business office consultation;

                (3)   Direct costs associated with operating
the   Orthodontic  Offices,  including  without  limitation,
utilities, cleaning and maintenance;

                (4)  Obligations of the MSO under leases  or
subleases entered into in connection with the operation of the Orthodontic Offices as well as utility expenses relating to the Orthodontic Offices;

                (5)   Personal property and intangible taxes
assessed against the MSO's assets used in connection with the operation of the Orthodontic Offices, commencing on the date of this Agreement;

                (6)  In the event an opportunity arises  for
additional Orthodontists to become employed by the New PC or other orthodontic entities to merge with the New PC, actual out-of-pocket expenses of the MSO personnel working on a specified employment arrangement or merger, whether or not such employment arrangement or merger is consummated;

                (7)   Other expenses incurred by the MSO  in
carrying out its obligations under this Agreement, but excluding any corporate overhead costs of the MSO or any corporation affiliated with the MSO not specifically listed above.

          "MSO Expenses" shall not include:

               (1) Any Federal, state or local income taxes of the New PC, Dr. Leonard and the Orthodontists (if any) and the other Practice Providers, or the costs of preparing
Federal, state or local tax returns thereof;

                (2)   Salaries,  benefits and  other  direct
costs of employing Dr. Leonard and the Orthodontists (if any) and the other Practice Providers;

                 (3)    Physician  licensure   fees,   board
certification fees and costs of membership in professional associations and societies for Practice Providers;

               (4) Professional liability insurance for the Practice Providers as provided for under Section 3.6 hereof;

                 (5)    Costs   of  continuing  professional
education for Practice Providers, including travel and related expenses;

                (6)  Costs associated with legal, accounting
and professional services incurred by or on behalf of the New PC other than as otherwise expressly provided for in
Section 2.6 hereof;

               (7) Liability judgments assessed against the New PC or the Practice Providers in excess of policy limits or within the deductible limits of any policy;

               (8) Direct personal expenses of the Practice Providers of a kind which the New PC may have historically provided or charged to its Practice Providers (including, but not limited to, car allowances and other expenses which are personal in nature);

               (9)  Charitable contributions by the New PC;

                (10)  Costs of any merger or acquisition  or
litigation expenses attributable to the MSO, OMEGA or any entity that controls, is controlled by or is under common control with either or both of them and which costs or expenses do not arise out of or in connection with any merger or acquisition to which the New PC is a party or any litigation involving the New PC or its operation; and

                (11) Any operating or non-operating expenses incurred in the operation of the New PC which are not otherwise initiated or approved by the New PC and other expenses which are expressly designated herein as expenses or responsibilities of the New PC.

          2.10 Credit Report. When requested by the New PC, or its authorized representative, the MSO shall obtain on behalf of the New PC information with regard to the ability of patients to pay for the services to be rendered by the New PC. The MSO shall collect all information and determine, to the best of its ability, whether or not patients can pay for services rendered by the New PC, either in cash or by insurance. Such determination shall be subject to the reasonable approval by the New PC, and as between the New PC and the MSO, the New PC shall bear the risk of claims by potential patients who may be denied credit.

          2.11 Accounting; Bookkeeping and Reports. The MSO shall provide for or arrange for all accounting and bookkeeping services related to the New PC's operations, provided that such services are incurred in the ordinary course of business. In addition, the MSO shall provide the New PC with an unaudited internal monthly statement within twenty (20) days after the end of each month and a quarterly review within thirty (30) days after the end of each quarter, respectively, of the MSO's internal statements, as well as the books and records of the New PC, all prepared by or with the assistance of an accountant chosen by the MSO. The New PC shall be responsible for preparing and filing its own Federal, state and local tax returns. At the end of each fiscal year of the New PC, the MSO shall arrange for a financial statement with respect to the New PC to be prepared by the MSO's accountant. At the New PC's request, the MSO shall prepare reports indicating the gross revenues, number of patients, type of patients, and the activity and the productivity of the New PC. The MSO shall assist and advise the New PC in the financial management of the New PC.

           2.12 Marketing. The MSO shall design and execute a marketing plan to promote the New PC's professional services. The MSO shall also make available to the New PC all brochures, contracts, and other materials reasonably related to the carrying out of the business purposes of the New PC, including all stationery, printing and postage costs in connection therewith. In connection with such marketing plan, the MSO shall advise Dr. Leonard and the Orthodontists (if any) on establishing and maintaining a plan for patients' payments for orthodontic services on an installment plan basis. All marketing activities hereunder shall be conducted in compliance with all applicable Laws governing advertising by the orthodontic profession.

           2.13 Complaints. The MSO shall assist the New PC in handling all complaints, grievances and disputes involving the New PC and the Practice Providers and any patients or third parties. However, the MSO shall have no control over the New PC's patients. All decisions concerning the New PC's patients shall be made by the New PC and the Practice Providers.

          2.14 Practice Laws. Notwithstanding any provision in this Agreement, the MSO shall not take any action in connection with the services to be rendered hereunder that violates any Law, including, without limitation, the performance of any task or the taking of any action which violates the Business and Professions Code of the State as it relates to professional orthodontic practices.

           2.15 Monthly Meetings. The MSO shall initiate monthly or more frequent meetings with the New PC regarding the policies and procedures for the operation of the New PC.

           2.16 Maintenance and Cleaning Services. The MSO shall arrange for security, maintenance and cleaning of the Orthodontic Offices, including the furniture, fixtures and equipment therein.

           2.17 Licenses and Permits. The MSO shall provide and pay for all business and other licenses and permits as necessary to operate the New PC except those related to licensure and certifications of the Practice Providers. The MSO shall prepare and file all reports, forms and returns required by Law in connection with workers' compensation, unemployment insurance, social security and other similar Laws with respect to the MSO's employees.

          2.18 Insurance. The MSO shall provide and pay for customary office property damage and liability, including business interruption insurance, not including professional liability insurance (which shall be and remain the responsibility of the New PC).

           2.19 Practice Transition and Associate Selection. Dr. Leonard and the Orthodontists (if any) shall keep the MSO informed of retirement goals on an ongoing basis. Upon request of the New PC, the MSO will conduct a search for an appropriate orthodontist and other professionals (collectively, "Practice Associates") for the purposes of accommodating practice growth, reducing doctor work schedule, or planned retirement. Such search shall include use by the MSO of a national journal advertising program and networking in the profession to locate appropriate Practice Associates. The MSO estimates that it could take approximately two years for such a search.

The  MSO  will provide screening of all applicants and  will then  present appropriate applicants for final selection  by
the   New   PC.   The  New  PC  shall  be  responsible   for
interviewing and selecting each Practice Associate.

After the Practice Associate(s) is (are) selected by the New PC, the MSO will assist the New PC with a trial plan of approximately six months for the new Practice Associate(s). It is understood that at the end of this period either the New PC or the new Practice Associate may terminate the relationship. All such Practice Associates recruited by the MSO as may be accepted by the New PC shall be employees of the Practice (if so employed) and not of the MSO. The MSO will confer with the New PC on an appropriate salary/work-in arrangement for the new Practice Associate and the final arrangements shall be determined by the New PC.

                         ARTICLE  3
                    DUTIES OF THE NEW PC

          3.1 General. The New PC shall be responsible for the management of its practice and the Orthodontic Office, in accordance with the requirements of the Laws of the State.

          3.2 Employment of the Orthodontists and Rendering of Patient Care. The New PC shall be responsible for the employment and professional supervision of Dr. Leonard and all Orthodontists and the other Practice Providers and all orthodontic care rendered to patients shall be rendered by Dr. Leonard and such Orthodontists. Additionally, the New PC shall be responsible for the professional supervision of all other Practice Providers in their rendering of patient care.

           3.3 Professional Services. The New PC shall use and occupy the Orthodontic Offices designated on Schedule 2 hereof exclusively for the practice and rendering of orthodontic services, and shall comply with all applicable Laws and all standards of orthodontic care. It is expressly acknowledged by the parties that the orthodontic practice conducted at the Orthodontic Offices shall be conducted solely by Dr. Leonard and the Orthodontists and the other Practice Providers acting under the supervision and control of Dr. Leonard and the Orthodontists (if any), and no other orthodontist shall be permitted to use or occupy the Orthodontic Offices. The New PC shall provide professional services to patients hereunder in compliance at all times with ethical standards and Laws applying to the orthodontic profession. The New PC shall ensure that Dr. Leonard and each Orthodontist who provides orthodontic services to patients is licensed by the State. In the event that any disciplinary, medical malpractice or other actions are initiated against Dr. Leonard or any Orthodontist or other Practice Provider, the New PC shall immediately inform the MSO of such action and the underlying facts and circumstances subject to such confidentiality agreement or arrangements as the New PC and the MSO shall mutually determine at or prior to the time of such disclosure. The New PC agrees to cooperate with and participate in quality assurance/utilization review programs established by the MSO or mandated by accreditation and licensure standards applicable to the practice of orthodontics. Deficiencies discovered in the performance of any personnel or in the quality of professional services shall be reported immediately to the MSO, and appropriate steps shall be taken by the New PC at once to remedy such deficiencies.

          3.4 Records. The New PC will keep or cause to be kept accurate, complete and timely dental and other records of all patients. The management of all dental and patient files and records shall comply with all applicable Laws regarding their confidentiality and retention and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. Such records shall be sufficient to enable the MSO, on behalf of the New PC, to obtain payments for services and related charges and to facilitate the delivery of quality patient care by the New PC. Notwithstanding the foregoing, patient dental records shall be and remain the property of the New PC and the contents thereof shall be solely the responsibility of the New PC.

           3.5 Professional Expenses. The New PC shall be solely responsible for the cost of professional licensure fees and board certification fees, membership in professional associations and continuing professional education incurred by each Orthodontist and other Practice Provider employed by the New PC. The New PC shall ensure that Dr. Leonard and all the Orthodontists employed by the New PC participate in such continuing education as is necessary for Dr. Leonard and such the Orthodontists to remain current.

          3.6 Professional Liability Insurance. The New PC shall provide, or arrange for the provision of, and maintain throughout the Term of this Agreement, professional liability insurance coverage in accordance with the provisions of Article 9 hereof. The New PC shall also cooperate in any programs recommended by the MSO to assure that each of its Orthodontists is insurable, and that Dr. Leonard and each Orthodontist participates in an on-going risk management program.

           3.7 Employment Agreement. The parties recognize that the services to be provided by the MSO are feasible only if the New PC operates an active orthodontic practice to which it, Dr. Leonard and each Orthodontist associated with the New PC devote their full time and attention, unless other specific provisions are made in writing and mutually agreed upon by the MSO and New PC. The New PC will cause Dr. Leonard and each individual Orthodontist who now is or hereafter becomes affiliated with the New PC to enter into a written employment agreement (the "Employment Agreement") satisfactory in form and substance to the MSO, pursuant to which Dr. Leonard or the Orthodontist shall agree not to establish, operate or provide orthodontic or dental services, without the prior written consent of both the New PC and the MSO, at any office or facility other than the Orthodontic Office. In addition, such Employment Agreement shall provide by its own terms or by a separate agreement that if Dr. Leonard's or such Orthodontist's employment shall terminate for any reason during the Term of this Agreement, for a period of 24 months after the termination of Dr. Leonard's or such Orthodontist's Employment Agreement with the New PC, Dr. Leonard or such Orthodontist shall agree not to establish, operate or provide orthodontic or dental services, without the prior written consent of both the New PC and the MSO, at any office practice or facility whatsoever providing services similar to those provided by the New PC at any orthodontic office within a fifteen (15) mile radius. Such Employment Agreement (or separate agreement) shall also provide, among other things, that in the event of a breach of Dr. Leonard's or the Orthodontist's agreement not to compete with the New PC provided for in such Employment Agreement (or separate agreement), the MSO shall be entitled to receive, in addition to other remedies and not by way of an election of remedies, liquidated damages equaling the greater of: (a) Dr. Leonard's or such Orthodontist's income, as shown on the W-2 form prepared by the New PC, for the most recent calendar year; or (b) $300,000. Such payment shall be made to the MSO by the New PC immediately following receipt of the payment from Dr. Leonard or the breaching Orthodontist by the New PC. Each of the MSO and OMEGA shall be expressly named as a third-party beneficiary to such agreements between the New PC and Dr. Leonard and each Orthodontist and the rights and remedies of the MSO and OMEGA thereunder or otherwise in respect of the restrictive covenants set forth in such agreements shall survive termination of this Agreement.

           3.8   Confidentiality.  The  New  PC  agrees  and
acknowledges   that   all  forms,  manuals,   policies   and
procedures provided by the MSO to the New PC constitute "Confidential Information" and are disclosed in confidence and with the understanding that it constitutes valuable business information developed by the MSO with the assistance of OMEGA at great expenditures of time, effort and money. The New PC further agrees that it shall not, directly or indirectly, without the express prior written consent of the MSO, use or disclose such Confidential
Information for any purpose other than in connection with the services to be rendered hereunder. The New PC further agrees: (i) to keep strictly confidential and hold in trust all Confidential Information and not disclose such Confidential Information to any third party (except Dr. Leonard and his partners, employees and professional advisors on a "need to know" basis) without the express prior written consent of the MSO; and (ii) to impose this obligation of confidentiality on Dr. Leonard and his partners, professional advisors. The New PC acknowledges that the disclosure of Confidential Information to it by the MSO is done in reliance upon its representations and covenants in this Agreement. Upon expiration or termination of this Agreement by either party for any reason whatsoever, the New PC shall immediately return and shall cause Dr. Leonard and his partners, employees and professional advisors to immediately return to the MSO all Confidential Information, and the New PC will not, and will cause Dr. Leonard and his partners, employees and professional advisors not to, thereafter use, appropriate, or reproduce such Confidential Information. The New PC further expressly acknowledges and agrees that any such use, appropriation or reproduction of any such Confidential Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to the MSO and OMEGA, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, or reproduction of any such Confidential Information after the termination or expiration of this Agreement, the MSO and OMEGA, in addition to any other remedies or damages available to either or both of them, shall be entitled to injunctive or other equitable relief without the necessity of proving actual damages but such rights to relief shall not preclude the MSO and OMEGA from other remedies which may be available to either or both of them hereunder.

                         ARTICLE  4
       PROFESSIONAL SERVICES, CONTROL OF SOLICITATION,
    APPROVAL OF ADVERTISING MATERIAL AND NO RECIPROCATION

           4.1 A fundamental understanding between the parties hereto is that the rendering of orthodontic services shall be separate and independent from the provision of administrative, management and support services by the MSO. Thus, the New PC shall have sole and absolute control of the delivery of all professional services and treatment rendered to patients at the Orthodontic Offices.

           4.2 No employee or other representative of the MSO shall be engaged in, or allowed to solicit patients on behalf of, the New PC, nor shall the MSO have any control over the New PC's patients.

           4.3 No advertising or promotional materials, or other materials of any nature, including billing and collection forms, reports, agreements, correspondence, or similar materials, used in connection with the New PC shall be used or distributed without having first been approved by the New PC.

          4.4 The parties hereby acknowledge and agree that the benefits conferred upon each of them hereunder neither require nor are in any way contingent upon the admission, recommendation, referral, or any other arrangement for the provision of any item or service offered by the MSO to any patients of the New PC or its shareholders, officers, directors, employees, contractors or agents, nor are such benefits in any way contingent upon the recommendation, referral or any other arrangement for the provision of any item or service offered by the New PC or any of its Practice Providers, employees, contractors or agents.

                         ARTICLE  5
           LEASE OF OFFICE FACILITIES AND EQUIPMENT

           5.1 In consideration of the sums to be paid to the MSO under the terms of this Agreement, the MSO hereby leases or sub-leases, as applicable, to the New PC during the Term of this Agreement the Orthodontic Offices, and the leasehold improvements and fixtures, furniture and equipment at the Orthodontic Offices as listed from time to time on
Schedule 2 attached hereto and incorporated herein by this reference, under the following terms and conditions:

           (a) The MSO is the lessee by assignment under lease for the premises occupied by the New PC (collectively, the "Master Lease") a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. The New PC hereby acknowledges that the premises described under the Master Lease are suitable for the New PC's orthodontic practice. Based and contingent upon the New PC's promise to timely pay all amounts due under this Agreement, the MSO hereby agrees to sublease the leased premises to the New PC upon the following terms and conditions:

               (i) This sublease between the MSO and the New PC of the premises shall be subject to all of the terms and
conditions  of  the  Master Lease.   In  the  event  of  the
termination of the MSO's interest as lessee under the Master Lease for any reason, then the sublease created hereby shall simultaneously terminate, unless the New PC assumes the obligations under the Master Lease in question and the Lessor consents thereto.

               (ii) All of the terms and conditions contained in the Master Lease are incorporated herein as terms and conditions of the sublease (with each reference therein to "Lessor" and "Lessee," to be deemed to refer to the MSO and the New PC, respectively) and, along with the provisions of this Section 5.1(b) and Exhibit "A," shall be the complete terms and conditions of the sublease created hereby.

                (iii)     Notwithstanding the foregoing,  as
between the MSO and the New PC, the MSO shall remain responsible for meeting the obligations of "Lessee" under the sections entitled Rent, Additional Rent Adjustment, Insurance on Fixtures, Liability Insurance, Repairs, and Taxes of the Master Lease, all of which obligations shall be considered MSO Expenses hereunder and the New PC shall have no monetary obligation in that regard. In addition, as between the MSO and the New PC, the MSO shall retain the right to exercise any options to purchase the premises, or other similar rights of ownership or possession, which may be granted under the Master Lease, and the New PC shall have no rights in that regard.

               (iv) In the event this Agreement is terminated according to its terms, this sublease shall also terminate automatically.

               (v) If the Master Lease contains an option to renew the terms thereof, the MSO shall notify the New PC, at least 30 days prior to the expiration of the time for exercising such option, of the MSO's intention to renew or not to renew such term. If the MSO determines not to renew such term, the MSO shall provide or arrange for the
provision   of  comparable  office  space  (the  "Substitute
Orthodontic Office") within a radius of 15 miles of the Orthodontic Office, which Substitute Orthodontic Office shall be subject to the approval of the New PC (which approval shall not be unreasonably withheld or delayed). The lease or sublease for such Substitute Orthodontic Office, as applicable, shall be substituted for the lease described on Exhibit A hereto and all references to the "Master Lease" shall thereafter be applicable to the lease or sublease for the Substitute Orthodontic Office for purposes of this Agreement, ab initio.

               (vi) The Alternative Dispute Resolution provisions set forth in Article 14 of this Agreement shall not apply to any issues concerning the Sub-Lease, the New PC's tenancy or the MSO's rights and remedies as Sub-Lessor.

           5.2 The MSO shall provide the New PC at the Orthodontic Offices such additional leasehold improvements, fixtures, furniture, furnishings and equipment as may be mutually agreed to with the New PC and reflected from time to time on a supplement to Schedule 2 hereto. The use by the New PC of all leasehold improvements, fixtures, furniture, furnishings and equipment provided hereunder shall be subject to the following conditions:

           (a) Title to all such leasehold improvements, fixtures, furnishings, furniture and equipment shall remain in the MSO and upon termination of this Agreement, the New PC shall immediately return and surrender all such leasehold improvements, fixtures, furniture, furnishings and equipment to the MSO in as good condition as when received, normal wear and tear excepted.

            (b) The MSO shall be fully and entirely responsible for all repairs and maintenance of all such leasehold improvements, fixtures, furniture, furnishings and equipment; provided, however, that the New PC agrees that it will use its best efforts to prevent damage, excessive wear, and breakdown of all such leasehold improvements, fixtures, furniture, furnishings and equipment, and shall advise the MSO of any and all needed repairs and equipment failures.

           (c) The obligation of the MSO to provide the leasehold improvements, fixtures, furniture, furnishings and equipment stated herein shall be concurrent and co-extensive with the Term of this Agreement.

          5.3.  No Warranty.

          (a) THE NEW PC ACKNOWLEDGES THAT THE MSO MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OR ADEQUACY OF ANY LEASEHOLD IMPROVEMENTS, FIXTURES, FURNITURE, FURNISHINGS, EQUIPMENT, INVENTORY OR SUPPLIES PROVIDED OR LEASED OR SUBLEASED PURSUANT TO THIS AGREEMENT FOR THE CONDUCT OF AN ORTHODONTICS PRACTICE OR FOR ANY OTHER PARTICULAR PURPOSE.

          (b) Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Practice Providers to select and use fixtures, furniture, furnishings and equipment, inventory and supplies purchased or provided by the MSO in accordance with the provisions of this Agreement insofar as such selection or use constitutes or might constitute the practice of dentistry or orthodontics.

                       ARTICLE  6
                      COMPENSATION

      As consideration for the performance of all of its duties and obligations as provided in this Agreement, including but not limited to, the costs and expenses associated with furnishing the services, personnel, facilities, leasehold improvements, fixtures, furniture, furnishings, equipment, inventories and supplies provided for herein, the MSO shall receive compensation in the form of monthly management fees (the "Management Fees") based upon a predetermined percentage of the "Practice Revenues", as defined and determined in accordance with the provisions set forth in Schedule 3 attached hereto and incorporated herein by this reference, as such Schedule may be amended by the New PC and the MSO from time to time. It is acknowledged by and between the parties hereto that the MSO and/or its affiliates has (have) incurred substantial expenses and future obligations in acquiring the capital stock of the MSO, acquiring or otherwise establishing the Orthodontic Offices, establishing its systems, including fees for consultants and other professionals, interest expense, lease obligations, and costs of furnishing or refurbishing the premises at which the Orthodontic Offices are located. The MSO has also assumed substantial obligations associated with the continuing operation of the Orthodontic Offices, including those of lessee, obligor and guarantor and obligor on loans to establish and operate the Orthodontic Offices. The parties, therefore, having considered various compensation formulae, acknowledge and agree that in order for the MSO to receive a fair and reasonable return for its expenses and obligations, and a fair return for the lease of the premises and equipment and for providing the services contemplated hereunder, that the agreed compensation is not excessive. The New PC acknowledges that the compensation arrangement is reasonable under the circumstances noted herein and has executed an Affidavit attesting to this fact which is attached hereto and incorporated herein as Exhibit C. In consideration of the foregoing, the parties agree that the monthly Management Fees payable to the MSO by the New PC for services rendered pursuant to this Agreement shall be reviewed and subject to adjustment in accordance with the terms specified in
Schedule 3 attached hereto. If the parties cannot agree within thirty (30) days prior to the close of any such year on the terms of any adjustment to the Management Fees for the following year, then the then existing Management Fees shall remain in effect. The New PC specifically agrees that the MSO may defer actual receipt of its Management Fees and/or advance monies for purposes of managing the New PC's cash flow, and the MSO may repay itself such advances or pay said deferred Management Fees when it deems appropriate.

                         ARTICLE  7
                      SECURITY INTEREST

           7.1 As assurance and collateral security for the payment of the monthly Management Fees owed to the MSO pursuant to this Agreement and any funds advanced by the MSO to or on behalf of the New PC pursuant to this Agreement and for the faithful and timely performance of all the covenants and conditions to be performed by the New PC under this Agreement, the New PC hereby pledges, grants, bargains, assigns and transfers to the MSO a security interest, pursuant to the Uniform Commercial Code of the State, in and to all Practice Revenue and accounts receivable of patients of the New PC, together with all proceeds thereof (collectively, the "Collateral"), and further agrees not to pledge, assign, transfer or convey any of the Collateral or any proceeds therefrom, without the prior written consent of the MSO, except to affiliates of the MSO. Concurrent with the execution of this Agreement, the New PC shall execute a Security Agreement, similar in form and content as that attached hereto as Exhibit D-1 and incorporated herein by this reference in order that the MSO may perfect its interest in the Collateral. The New PC expressly agrees to execute any appropriate UCC-1 Financing Statement and UCC-1 Fixture filings, if so requested in writing by the MSO.

          7.2 As assurance and collateral security for the payment of the monies owed by OMEGA to Dr. Leonard as
evidenced   by  the  Purchase  Note  (as  defined   in   the
Affiliation   Agreement),  OMEGA  hereby  pledges,   grants,
bargains, assigns and transfers to Dr. Leonard a security interest, pursuant to the Uniform Commercial Code of the State, in and to all leasehold improvements, fixtures,
furnishings,  furniture  and  equipment  now  or   hereafter
located  at  the  Orthodontic  Offices  (collectively,   the
"Office Collateral"), and further agrees not to pledge, assign, transfer or convey any of the Office Collateral or any proceeds therefrom, without the prior written consent of Dr. Leonard, except to affiliates or subsidiaries of OMEGA. Concurrent with the execution of this Agreement, OMEGA shall execute a Security Agreement, similar in form and content as that attached hereto as Exhibit D-2 and incorporated herein by this reference in order that Dr. Leonard may perfect his interest in the Office Collateral. OMEGA expressly agrees to execute any appropriate UCC-1 Financing Statement and UCC-1 Fixture filings, if so requested in writing by Dr. Leonard.

                         ARTICLE  8
                          COVENANTS

          8.1 New PC's Covenants. As further consideration for the MSO's performance of the terms and conditions of this Agreement, the New PC covenants, represents and warrants as follows (which covenants, representations and warranties shall survive the execution of this Agreement):

           (a)   The  New PC shall comply with all Laws  and
ethical  and  professional  standards  applicable   to   the
practice of orthodontics and to cause all of its employees to do the same.

          (b) The New PC shall provide quality services and shall cause Dr. Leonard and the Orthodontists (if any) to serve the orthodontic needs of the patients of the New PC. The New PC covenants to monitor rigorously utilization and quality of services provided at the Orthodontic Offices and shall take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of orthodontic care provided.

          (c) During the Term of this Agreement, the New PC shall not, directly or indirectly, own an interest in, operate, join, control, participate in or be connected in any manner with any corporation, partnership, proprietorship, firm, association, person or entity providing orthodontic care in competition with the practice at the Orthodontic Offices, or any other orthodontic practice managed by the MSO, within a radius of 15 miles of the Orthodontic Office or of such other orthodontic practice, without the MSO's prior written consent.

            (d)   The  New  PC  recognizes  the  proprietary
interest of OMEGA in and to its OMEGA Patient Scheduling System and the MSO in its systems for managing the delivery of orthodontic care and all policies, procedures, operating manuals, forms, contracts and other information (collectively, the "MSO Information") regarding such system. The New PC acknowledges and agrees that all information relating to the OMEGA Patient Scheduling System and the MSO Information constitutes trade secrets of OMEGA and/or the MSO. The New PC hereby waives any and all right, title and interest in and to such trade secrets and agrees to return all copies of such trade secrets and information relating thereto, at its expense, upon termination of this Agreement.

          (e) The New PC acknowledges and agrees that OMEGA and the MSO are entitled to prevent their respective competitors from obtaining and utilizing their respective trade secrets. The New PC agrees to hold OMEGA'S and the MSO's trade secrets in strictest confidence and not to disclose them or allow them to be disclosed directly or indirectly to any person or entity other than persons who are engaged by the New PC to perform duties in connection with the New PC and who have a need to know such trade secrets in the performance of their duties for the New PC, without OMEGA's or the MSO's prior written consent, as the case may be. The New PC acknowledges its fiduciary obligations to OMEGA and the MSO and the confidentiality of its relationships with OMEGA and the MSO and of any information relating to the services and business methods of OMEGA and the MSO which it may obtain during the term of this Agreement. The New PC shall not, either during the term of this Agreement or at any time after the expiration or sooner termination hereof, disclose to anyone, other than employees or independent contractors of OMEGA and the MSO who use OMEGA's and the MSO's system in the course of the performance of their duties, any confidential or proprietary information or trade secrets obtained by the New PC. The New PC also agrees to place any persons to whom said information is disclosed for the purpose of performance under legal obligation to treat such information as strictly confidential.

           8.2 MSO's Covenants. As further consideration for the New PC's performance of the terms and conditions of this Agreement, the MSO covenants, represents and warrants (which covenants, representations and warranties shall survive the execution of this Agreement) that during the Term of this Agreement, the MSO agrees not to establish, develop or open any offices in affiliation with an orthodontist for the provision of orthodontic services within a 15 mile radius of the Orthodontic Offices, without the express written consent of the New PC.

                          ARTICLE 9
                   INSURANCE AND INDEMNITY

           9.1 Insurance to be Maintained by the New PC. Throughout the Term of this Agreement, the New PC shall maintain in full force and effect comprehensive professional liability insurance with limits of not less than $500,000 per occurrence and $1,000,000 annual aggregate per Dr. Leonard and each of the Orthodontists providing services for the New PC and a separate limit for the New PC. The New PC shall be responsible for all liabilities within deductibles and for all liabilities in excess of the limits of such policies. The MSO agrees to negotiate for and cause premiums to be paid on behalf of the New PC with respect to such insurance. Premiums and deductibles with respect to such policies shall not be MSO Expenses. The New PC also agrees to name the MSO and OMEGA as co-insureds. The New PC agrees to deliver to the MSO and OMEGA a certificate of insurance indicating such coverage.

           9.2   Insurance  to  be Maintained  by  the  MSO.
Throughout  the  Term of this Agreement, the  MSO  will  use reasonable efforts to provide and maintain, as a MSO Expense, (a) comprehensive professional liability insurance for all professional employees of the MSO with limits as determined reasonable by the MSO; and (b) comprehensive general liability and property insurance covering the Orthodontic Office premises and operations.

           9.3 Tail Insurance Coverage. The New PC will cause Dr. Leonard and each Orthodontist (if any) providing services to enter into an agreement with the New PC that upon termination of Dr. Leonard's or such Orthodontist's relationship with the New PC, for any reason, tail insurance coverage will be purchased by Dr. Leonard or such Orthodontist. Such provisions may be contained in an employment agreement, restrictive covenant agreement or other agreement entered into by the New PC and Dr. Leonard or the Orthodontist, and the New PC hereby covenants with the MSO to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of the New PC or Dr. Leonard or each such Orthodontist.

           9.4 Additional Insureds. The New PC and the MSO agree to use their reasonable efforts to have each other named as an additional insured on the other's respective liability insurance policies.

          9.5 Indemnification. The New PC shall indemnify, hold harmless and defend the MSO and OMEGA and their respective officers, directors, shareholders, employees and representatives, from and against any and all liability, losses, damages, claims, causes of action, expenses judgments, settlements, lawsuits and obligations (including reasonable attorneys' fees) caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of orthodontic services or the performance of any intentional acts, negligent acts or omissions by the New PC and/or its affiliates, its shareholders, agents, the
Practice Providers, its other employees and/or its subcontractors (other than the MSO) during the Term hereof; provided, however, that no indemnification shall be required hereby to the extent that the New PC's obligation is satisfied by an insurance payment. The MSO shall indemnify, hold harmless and defend the New PC, its officers, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), caused or asserted to have been caused, directly or indirectly, (i) by or as a result of the performance of any intentional acts, negligent acts or omissions by the MSO and/or its shareholders, agents, employees and/or subcontractors (other than the New PC) or (ii) as a result of any merger or acquisition involving the MSO, OMEGA or any entity that controls, is controlled by or is under common control with either or both of them to which the New PC is not a party or any litigation not involving the New PC or its operation during the Term hereof; provided, however, that no indemnification shall be required hereby to the extent that the MSO's obligation is satisfied by an insurance payment..

                         ARTICLE  10
                         TERMINATION

          10.1 Termination by the New PC.

           (a) Termination by the New PC. The New PC may terminate this Agreement as follows:

               (1) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the MSO, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the MSO, except for the filing of a petition in involuntary bankruptcy against the MSO which is dismissed within sixty (60) days thereafter, the New PC may give written notice of the immediate termination of this Agreement.

                (2)   In  the event the MSO shall materially
default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of sixty (60) days after written notice thereof has been given to the MSO by the New PC, the New PC may terminate this Agreement.

            Upon  termination  of  this  Agreement  by   the
Orthodontic Practice under this Section 10.1, the New PC shall be entitled to exercise the "Call Option," as defined in and on the terms and conditions set forth in Section 3 of that certain Stock Put/Call Option and Successor Designation Agreement (the "Stock Put/Call Option and Successor Designation Agreement") dated as of even date herewith, by and among the New PC, Dr. Leonard and the Orthodontists (if any), OMEGA and the MSO.

           10.2 Termination by MSO. MSO may terminate this Agreement as follows:

           (a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the New PC or any shareholders thereof , or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the New PC or any shareholders thereof, except for the filing of a petition in involuntary bankruptcy against the New PC or any shareholder thereof which is dismissed within sixty (60) days thereafter, MSO may give written notice of the immediate termination of this Agreement.

           (b) In the event the New PC fails to perform orthodontic services on a full-time basis consistent with its pattern of practice in the immediately preceding calendar year and such default shall continue for a period of ten (10) days after written notice thereof has been given to the New PC by the MSO, the MSO may terminate this Agreement.

           (c) In the event the New PC shall materially default in the performance of any other duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of sixty (60) days after written notice thereof has been given to the New PC by the MSO, the MSO may terminate this Agreement.

           (d) In the event Dr. Leonard or any Orthodontist breaches or defaults under his or her Employment Agreement and the New PC does not cause Dr. Leonard or such Orthodontist to cure such breach or default within any applicable grace period therefor, the MSO may give written notice of the immediate termination of this Agreement.

           Upon termination of this Agreement by the MSO under this Section 10.2 or upon expiration of the Term of this Agreement, the MSO and OMEGA shall be entitled to exercise the "Put Option" and/or the "Successor Designation Option," as defined in and on the terms and subject to the conditions set forth in Sections 2 and 5, respectively, of the Stock Put/Call Option and Designation Agreement. In addition, upon any termination of this Agreement or upon expiration of the Term of this Agreement, the MSO shall be entitled to receive the Management Fees collected to the effective date of such termination or expiration, the amounts of any loans or advances (including any accrued but unpaid interest thereon) and all other sums accrued or related to occurrences arising at or prior to the date of termination.

                         ARTICLE  11
           AUTHORIZED AGENT AND POWERS OF ATTORNEY

           The New PC hereby designates the MSO (and its designees) its authorized agent and lawful attorney-in-fact for purposes of depositing payments, paying accounts payables, signing checks, negotiating and signing contracts for services or goods, securing loans or incurring obligations on behalf of the New PC; provided, however, that all contracts or fees set for services on behalf of the New PC will be subject to final approval and acceptance by the New PC. Additionally, the New PC hereby irrevocably appoints the MSO (and its designees) its authorized agent and lawful attorney-in-fact to collect all bills and accounts receivable for professional fees, charges and other amounts and authorizes the MSO through its designees to take possession of all checks, money orders and similar instruments received as payment of receivables to be deposited into the New PC Account. The New PC hereby irrevocably appoints the MSO as the New PC's attorney-in-fact, with full power and authority in the place and stead of the New PC, in the MSO's discretion, to endorse in the name of the New PC any checks, payments, notes, insurance payments and money orders, to withdraw funds for payments of expenses, including Management Fees and other sums payable to the MSO, to open and close the New PC Account and other bank accounts, to take any action and to execute any other instrument which the MSO may deem necessary or advisable to accomplish the purposes hereof. The powers of attorney granted herein are coupled with an interest and are irrevocable. Third parties and entities and persons not a party to this Agreement are entitled to rely on the foregoing attorneys-in-fact and an affidavit of the MSO attesting thereto. The acceptance of this appointment by the MSO shall not obligate it to perform any duty or covenant required to be performed by the New PC under or by virtue of this Agreement. Notwithstanding the foregoing powers of attorney, the New PC shall at any time, on the request of the MSO, sign financing statements, security agreements or other agreements necessary or advisable to accomplish the purpose of this Agreement. Upon the New PC's failure to sign said financing statements, security agreements or other agreements, the MSO is authorized as the agent of the New PC to sign any such instruments. The New PC may review all deposits and expenses upon request.

                         ARTICLE  12
             INDEPENDENT CONTRACTOR RELATIONSHIP

           Neither the New PC nor its employees shall have any claim under this Agreement or otherwise against the MSO for worker's compensation, unemployment compensation, sick leave, vacation pay, retirement benefits, Social Security benefits, or any other employee benefits, all of which shall be the sole responsibility of the New PC. Since neither the New PC nor its employees are employees of the MSO, the MSO shall not withhold on behalf of the New PC unemployment insurance, Social Security, or otherwise pursuant to any law or requirement of any governmental agency, and all such withholding, if any is required, shall be the sole responsibility of the New PC.

                      ARTICLE  13
                     MISCELLANEOUS

           13.1 Access to Records. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

           13.2 Patient Records. Upon termination of this Agreement, the New PC shall retain all patient dental records maintained by the New PC or the MSO in the name of the New PC. During the term of this Agreement, and thereafter, the New PC or its designee shall have reasonable access during normal business hours to the New PC's and the MSO's records, including, but not limited to, records of collections, expenses and disbursements as kept by the MSO in performing the MSO's obligations under this Agreement, and the New PC may copy any or all such records.

           13.3 The New PC's Control Over the Orthodontic Practice. Notwithstanding the authority granted to the MSO herein, the MSO and the New PC agree that the New PC, personally or through Dr. Leonard or any of its Orthodontists (if any) and other Practice Providers, shall have complete control and supervision over the professional aspects of the New PC's practice, as well as the provision of all professional services, including, without limitation, the selection of a course of treatment for a patient, the procedures or materials to be used as a part of such course of treatment, and the manner in which such course of treatment is carried out by the New PC. The New PC shall have sole authority to direct the business, professional, and ethical aspects of the New PC. The MSO shall have no authority, directly or indirectly, to perform, and shall not perform, any orthodontic function, or to influence or otherwise interfere with the exercise of the New PC's professional judgment. The MSO may, however, advise the New PC as to the relationship between its performance of orthodontic functions and the overall administrative and business functioning of the New PC.

                         ARTICLE 14
             ALTERNATIVE DISPUTE RESOLUTION

          14.1 Alternative Dispute Resolution.

           (a) If a dispute arises under this Agreement which cannot be resolved informally by the parties, any party may invoke the procedures set forth in Exhibit E hereto and the parties agree to use these procedures, except paragraph (b) of this Section 14.1, prior to any party pursuing other available remedies. The parties will meet and attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement.

          (b) Notwithstanding anything in this Section 14.1 to the contrary:

          (i)  Nothing in this Section 14.1 shall preclude any
party   from  seeking  a  preliminary  injunction  or  other
provisional relief, either prior to or during the proceeding provided for in this section, if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

           (ii) The parties shall accept as correct, final, binding and conclusive the determination by the outside accountants then employed by the MSO as to the calculation of any and all Management Fees owed by the New PC to the MSO hereunder, and such determination shall not be subject to the provisions of this Section 14.1. Disputes as to the proper interpretation of the provisions of this Agreement which describe how those amounts are to be calculated, however, shall be subject to the provisions of this Section 14.1.

          (iii) Any determination by either party not to renew this Agreement in accordance with the terms and provisions of this Agreement shall not be subject to the provisions for dispute resolution in this Section 14.1.

           14.2 Waiver of Jury. With respect to any dispute arising under or in connection with this Agreement or any related agreement, as to which legal action nevertheless occurs, each party hereby irrevocably waives all rights it may have to demand a jury trial. This waiver is knowingly, intentionally and voluntarily made by the parties and each party acknowledges that no person acting on behalf of the other party has made any representation of fact to induce this waiver of trial by jury or in any way modified or nullified its effect. The parties each further acknowledge that it has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Each party further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

                         ARTICLE  15
                     GENERAL PROVISIONS

           15.1 Notices. Any notice to be given pursuant to this Agreement shall be deemed effective if given personally, or by telephone, telegram, telecopy, facsimile or other electronic transmission, or by letter to an officer or administrator of OMEGA, the MSO or the New PC, as the case may be. Notice in person, or by telephone, telegram or electronic transmission shall be deemed effective when given. Notice by mail shall be deemed effective seventy-two
(72) hours after deposit in the United States mails, and properly addressed with postage prepaid.

     Notices to the New PC shall be given as follows:

     1455 Old McDonough Road
     Conyers, Georgia 30207
     Attn: Leon J. Leonard, D.D.S.

or such other address as may be furnished by the New PC to the MSO from time to time in writing.

      Notices to OMEGA and/or the MSO shall be given as follows:

     Omega Orthodontics, Inc.
     3621 Silver Spur Lane
     Acton, CA 93510
     Attn: Robert Schulhof

or other such addresses as may be furnished by the MSO to the New PC from time to time in writing.

           15.2 Confidentiality. No party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other parties (past, present or future) that was obtained in the course of the negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's or parties' (as the case may be) written approval; provided, however, the foregoing shall not apply to information which is required to be disclosed by Law, including federal or state securities laws, or pursuant to court order.

           15.3 Contract Modifications for Prospective Legal Events. In the event any state or federal Laws, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such Laws, the New PC and the MSO shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the New PC and the MSO.

           15.4 Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

           15.5 No Obligation to Third Parties. None of the obligations and duties of the MSO or the New PC under this Agreement shall in any way or in any manner be deemed to create any obligation of the MSO or of the New PC to, or any rights in, any person or entity not a party to this Agreement other than OMEGA which shall be deemed a party for limited purposes as set forth in this Agreement.

           15.6 Entire Agreement. This Agreement including the Schedules and Exhibits hereto, together with the Stock Put/Call Option and Successor Designation Agreement of even date herewith and the Employment Agreement(s) (including the related non-competition agreements or covenants), constitutes the entire agreement between the parties concerning this subject matter, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties concerning the contents hereof. No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by all of the parties hereto, except as otherwise provided herein. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

           15.7 Assignment. The rights and the duties of the parties under this Agreement may not be assigned or transferred without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that the MSO shall be permitted to assign its rights and obligations hereunder without the consent of the New PC to any person, firm or corporation controlled by the MSO, controlling the MSO or under common control with the MSO.

            15.8  Attorneys'  Fees.  If  any  mediation   or
arbitration or other legal action or proceeding is brought to enforce this Agreement, because of any alleged breach hereof, or for a declaration of any rights and obligations hereunder, the prevailing party in such mediation or arbitration, action or proceeding shall be entitled to recover its costs incurred therein, including reasonable attorneys' fees, in addition to any other relief to which it may be entitled, all as determined and awarded by the parties in such mediation or by the arbitrator or court as part of its judgment or decision therein, as the case may be.

           15.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State. The parties acknowledge that the MSO is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of dentistry or orthodontics. To the extent any act or service required of the MSO in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of dentistry or orthodontics, the performance of said act or service by the MSO shall be deemed waived and forever unenforceable and the provisions of Section 15.14 shall be applicable.

           15.10 Events Excusing Performance. Neither party shall be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

           15.11     Compliance with Applicable Laws.   Both
parties   shall   comply  with  all  applicable   Laws   and
restrictions imposed thereunder in the conduct of their obligations under this Agreement.

           15.12 Language Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

            15.13      Amendments.  This  Agreement  may  be
amended only by the written consent of both parties.

          15.14 Severability. In the event any provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely possible within the requirements of applicable provisions of Law as determined by such a court, and (ii) the remaining provisions of this Agreement shall continue in full force and effect.

          15.15 No Waiver. The waiver by either party to this Agreement of any one or more defaults, if any, on the part of the other party, shall not be construed to operate as a waiver of the other or future defaults under this Agreement.

          15.16 Captions. Captions to paragraphs in this Agreement are for ease of reference, and shall not be considered an interpretation of the paragraph.

           15.17      Counterparts. This  Agreement  may  be
executed simultaneously in one or more counterparts, each of which shall be deemed an original.


                  INTENTIONALLY LEFT BLANK

           IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                   NEW PC:



                                   By:  /s/ Leon J. Leonard
                                   Name: Leon J. Leonard
                                   Title: President


                                   MSO:

                                     OMEGA  ORTHODONTICS  OF
CONYERS, INC.



                                     By:    /s/  Robert   J.
Schulhof
                                   Name:  Robert J. Schulhof
                                   Title:    President


                                   OMEGA:
                                   OMEGA ORTHODONTICS, INC.



                                   By:  /s/ Robert J.
Schulhof
                                   Name:  Robert J. Schulhof
                                   Title: President

                       SCHEDULE 1

                   THE ORTHODONTISTS



Name and Address

Leon J. Leonard, D.D.S.
1455 Old McDonough Road
Conyers, GA  30207


                         SCHEDULE 2

              ORTHODONTIC OFFICES AND SERVICES


The office space and related leasehold improvements which the MSO will provide to the New PC pursuant to Section 2.2 of the Management Services Agreement to which this Schedule 2 is attached are located at 1455 Old McDonough Road, Conyers, Georgia 30209 and 4122 Tate Street, Covington, Georgia 30209. The related fixtures, furniture, furnishings and equipment are set forth on the attached asset list. The services to be provided by the MSO to the New PC in relation to the Orthodontic Offices are the repair, maintenance and replacement of the Orthodontic Offices, including such leasehold improvements, fixtures, furniture, furnishings and equipment, except for repairs, maintenance and replacement necessitated by the negligence of the New PC, its employees and agents (not including the MSO or its employees or agents). The MSO shall also provide telephone, facsimile transmission, printing, duplicating and transcribing services as needed, as well as all laundry, linen and uniforms.

                         SCHEDULE 3

               COMPENSATION - MANAGEMENT FEES

       The MSO shall receive, as compensation for the performance of all of its obligations and duties contained in the Agreement, monthly management fees in an amount equal to Seventy Percent (70%) of the Practice Revenues, and the New PC shall be entitled to Thirty Percent (30%) of such Practice Revenues, except as may otherwise be provided in this Schedule 3 or as the parties may otherwise agree from time to time in writing. At the end of each calendar year during the term of this Agreement, the MSO shall provide the New PC with an unaudited internal accounting of MSO Expenses, prepared in accordance with the accrual method of accounting. If MSO Expenses as reflected in such accounting as having been paid by the MSO are less than fifty (50%) percent of the Practice Revenues for such calendar year, fifty (50%) percent of such difference shall be returned by the MSO to the New PC as a profit incentive rebate (the "Rebate"). If such MSO Expenses are more than fifty (50%)
percent of the Practice Revenues for such calendar year, fifty (50%) percent of such excess will be charged to the New PC and recorded as a liability to be set off against future Rebates; provided, however, that the full amount of such liability shall be paid to the MSO within 15 days following the termination of this Agreement and provided further that the above compensation provisions shall become null and void and the formula set forth in the following paragraph shall take effect beginning with the first day of the calendar year following the calendar year in which MSO Expenses exceeded fifty (50%) percent of the Practice
Revenues:

   The MSO shall receive, as compensation for the performance of all of its obligations and duties contained in the Agreement, monthly management fees in an amount equal to Seventy-Five Percent (75%) of the Practice Revenues, and the New PC shall be entitled to Twenty-Five Percent (25%) of such Practice Revenues, except as the parties may otherwise agree from time to time in writing. At the end of each calendar year during the term of this Agreement, the MSO
shall   provide  the  New  PC  with  an  unaudited  internal
accounting of MSO Expenses, prepared in accordance with the accrual method of accounting. If MSO Expenses as reflected in such accounting as having been paid by the MSO are less than sixty (60%) percent of the Practice Revenues for such calendar year, fifty (50%) percent of such difference shall be returned by the MSO to the New PC as a profit incentive rebate (the "Rebate"). If such MSO Expenses are more than sixty (60%) percent of the Practice Revenues for such calendar year, fifty (50%) percent of such excess will be charged to the New PC and recorded as a liability to be set off against future Rebates; provided, however, that the full amount of such liability shall be paid to the MSO within 15 days following the termination of this Agreement.

If the Agreement to which this Schedule 3 is attached is terminated or expires, the foregoing management fees shall be payable to the MSO based on all Practice Revenue collected as of the date of termination or expiration.

       Payment to the MSO shall be made in monthly installments based on the Practice Revenues realized by the MSO for services rendered hereunder. The MSO shall distribute the proceeds from the New PC Account and allocate the proceeds between the MSO and the New PC as described above, on or before the 15th day of the succeeding month. In the event the 15th day falls on a weekend or holiday, then said distribution shall be made on the next business day. The parties hereto may agree to handle such matters in a different manner.

      For purposes of this Agreement, "Practice Revenues" shall mean gross collections of all revenues generated by or on behalf of the New PC (whether through subsidiaries or affiliates), including, but not limited to, all fees and charges collected as a result of professional orthodontic services furnished to patients by the New PC and for any other goods or services sold or provided to such patients.





                          EXHIBIT A


             ORTHODONTIC OFFICES - MASTER LEASES


                       EXHIBIT B

                   PRACTICE PROVIDERS


Dr. Leon J. Leonard
1455 Old McDonough Road
Conyers, Georgia  30209

                          EXHIBIT C

                     New PC'S AFFIDAVIT


                          AFFIDAVIT

     I, Leon J. Leonard, D.D.S., declare:

      I  am  an orthodontist, duly licensed in the State  of
Georgia  and  I practice through a professional  corporation
under  the  name  Leon J. Leonard, D.M.D., P.C.   (the  "New
PC").

      I have had substantial experience in the practice of orthodontics and in managing and operating an orthodontic office.

      In the course of operating orthodontic offices, I have acquired significant knowledge as to the overhead costs incurred and gross receipts generated by similar types of orthodontic offices. Further, I am fully aware of the non-orthodontic, operational, accounting, billing, financing, management and personnel requirements of an orthodontic office and the cost factors involved in providing such management, personnel, accounting, billing, financing and operation.

      I have thoroughly reviewed the Management Services Agreement (the "Agreement"), which is effective as of January 1, 1998, between the New PC and Omega Orthodontics of Conyers, Inc. (the "MSO") concerning the duties, responsibilities and obligations undertaken by the MSO in managing and operating all non-orthodontic aspects of the Orthodontic Offices as contemplated by the Agreement.

       I have reviewed the prior operating financial statements of the orthodontic offices located at 1455 Old McDonough Road, Conyers, Georgia 30207 and 4122 Tate Street, Covington, Georgia 30209 and an operating budget and estimated income of the Orthodontic Offices, which, in my opinion, can reasonably be expected from the operation of said offices.

      In my opinion, based upon my experience, a Management Fees in the range of Seventy Percent (70%) to Seventy-Five Percent (75%) of "Practice Revenues" to be charged by the MSO as contemplated by the Agreement, will afford it a reasonable but not excessive return for its services rendered and obligations incurred. In addition, the Thirty Percent (30%) to Twenty-Five Percent (25%) of "Practice Revenues" retained by the New PC will provide reasonable earnings for the performance of orthodontic services.

      I declare under penalty of perjury that the foregoing statement is true and correct to the best of my knowledge and belief.

       Executed  at  _________________  this  ____   day  of
_____________, 199_.


___________________________
                                   Leon J. Leonard, D.D.S.

                      STATE OF GEORGIA

___________________, ss
________________, 199_


     Then personally appeared the above-named Leon J.
Leonard, D.D.S. and acknowledged the foregoing Affidavit to be his free act and deed.


[SEAL]
____________________________
                                   Notary Public
                                   My Commission Expires:

                          EXHIBIT D

                     SECURITY AGREEMENTS

                                             Exhibit D-1

                     SECURITY AGREEMENT


      THIS SECURITY AGREEMENT is effective as of the 1st day of January 1998, by _____________________, PC, a Georgia
corporation (the "New PC"), and Leon J. Leonard, D.D.S. ("Dr. Leonard") who is duly licensed to practice orthodontics in the state of Georgia (the "State") and Omega Orthodontics of Conyers, Inc., a Delaware corporation (the "MSO") with reference to the following facts:

      WHEREAS, pursuant to a Management Services Agreement (the "Agreement"), dated as of the date hereof, between the New PC and the MSO, as assurance and collateral security for the payment of the monthly Management Fees owed to the MSO pursuant to the Agreement and any funds advanced by the MSO to or on behalf of the New PC pursuant to the Agreement and for the faithful and timely performance of all the covenants and conditions to be performed by the New PC under the Agreement (collectively, the "Obligations") the New PC agreed to pledge, grant, bargain, assign and transfer to the MSO a security interest, pursuant to the Uniform Commercial Code of the State, in and to all Practice Revenue and the accounts receivable of patients of the New PC, together with all proceeds thereof (collectively, the "Collateral");

      WHEREAS, the New PC is obligated as a condition to the MSO's performance under the Agreement to execute and deliver this Security Agreement;

      NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Grant of Security Interest. As and for collateral security for payment by the New PC of the Obligations and any and all amounts payable under this Security Agreement (collectively, the "Secured Obligations"), the New PC hereby pledges, grants, bargains, assigns and transfers to the MSO, and grants to the MSO a security interest in, the Collateral. Dr. Leonard shall cause the New PC to perform fully and on a timely basis all of the New PC's obligations under this Security Agreement. The MSO may at its option file a financing statement (Form UCC-1) in order to perfect its security interest hereunder.

      2. Representations and Warranties. The New PC represents and warrants all of the accounts receivable constituting a portion of the Collateral of the New PC pledged to the MSO are and will be validly created obligations of each of the obligors who incurred same for services actually rendered in the ordinary course of business of the New PC. Further, the New PC represents and warrants that the Collateral is not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third person.

       3. Release of Security Interest. Upon the termination of the Agreement and payment in full of the accrued Management Fees thereunder and any and all other Secured Obligations, the MSO shall release its security interest hereunder, and will deliver to the New PC any property forming part of the Collateral delivered to the MSO and then held by the MSO hereunder.

      4. Realization of Collateral. The MSO shall have, with respect to the Collateral, the rights and obligations of a secured party under the Uniform Commercial Code as adopted in the State. Such rights shall include, without limitation, the following:

            A. The right, upon default, to have the Collateral, or any part thereof, transferred to its own name or to the name of its nominee;

           B. The right, upon default, to sell, assign or deliver as much of the Collateral as is reasonably necessary to repay the defaulted indebtedness (together with expenses attendant upon such sale and repayment), at public or private sale, as the MSO may elect, either for cash or on credit, without assumption of any credit risk and without demand or advertisement (unless otherwise required by law).

           C. The New PC hereby irrevocably authorizes the MSO to sign and file financing statements naming the New PC as the debtor and the MSO as the secured party, at any time with respect to any Collateral, without the signature of the New PC. The New PC hereby irrevocably appoints the MSO as the New PC's attorney-in-fact, with full authority in the place and stead of the New PC and in the name of the New PC, from time to time in the MSO's discretion, to take any action and to execute any instrument which the MSO may deem necessary or advisable to accomplish the purposes hereof. The attorney-in-fact granted herein is coupled with an interest and is irrevocable. Third parties and entities and persons not a party to this Security Agreement are entitled to rely on this attorney-in-fact and an affidavit of the MSO attesting thereto. The acceptance of this appointment by the MSO shall not obligate it to perform any duty or covenant required to be performed by the New PC under or by virtue of the Collateral. Notwithstanding the foregoing power of attorney, the New PC shall at any time on the request of the MSO, sign Financing Statements, security agreements or other agreements with respect to any Collateral. Upon the New PC's failure to sign said Financing Statements, security agreements or other agreements, the MSO is authorized as the agent of the New PC to sign any such instruments. Upon the request of the MSO, the New PC agrees to pay all filing fees and to reimburse the MSO on demand for all costs and expenses of any kind (including, without limitation, legal fees) incurred in any way in connection with the Collateral.

      5. Purchase of Collateral. At any such private or public sale of the Collateral or part thereof, the MSO may purchase and pay for the same by cancellation of such portion of the Obligations, equal to the purchase price and free of any right of redemption on the part of the New PC. The MSO agrees, however, that the New PC shall have all rights, including rights of notice, provided by the Uniform Commercial Code as adopted in the State. In any case where notice is required, five days' notice shall be deemed reasonable notice. In the event of any sale hereunder, the MSO shall apply the proceeds in the order set forth below in Paragraph 6 hereof. The MSO may have resort to the Collateral or any portion thereof with no requirements on the part of the MSO to proceed first against any other person or property.

     6. Application of Collateral. Proceeds from the sale of the Collateral or any part thereof shall be applied by the MSO in the following order:

           A. To the payment of the costs and expenses of collection incurred by the MSO, including, without limitation, attorneys' fees and all other reasonable expenses, liabilities and costs incurred by the MSO in connection therewith;

          B. To the payment of the whole amount then owing and unpaid for advances and/or Management Fees;

            C.    To  the  payment  in  full  of  all  other
Obligations of the New PC under the Agreement; and

           D. To the payment to the New PC of any surplus then remaining from such proceeds.

      7. Extension of Agreement. No renewal or extension of the Agreement, no release or surrender of any Collateral given as security in connection therewith, and no delay in enforcement thereof or in exercising any right or power with respect thereto or hereunder shall affect the rights of the MSO with respect to the Collateral or any part thereof.

      8. Notices. Any notice to be given pursuant to this Agreement shall be deemed effective the same day when such notice is given personally, or by telegram, or electronic transmission to the President of the party to whom notice is being given. Notice by mail shall be deemed effective three days after deposit in the United States mail, and properly addressed with postage prepaid.

          Notices to the MSO shall be given at:

          Omega Orthodontics of Conyers, Inc.
          c/o Omega Orthodontics, Inc.
          3621 Silver Spur Lane
          Acton, CA 93510
          Attn: Robert Schulhof

or other such addresses as may be delivered by the MSO to the New PC from time to time in writing.

          Notices to the New PC shall be given at:

          1455 Old McDonough Road
          Conyers, Georgia 30207
          Attn: Leon J. Leonard, D.D.S.

or other such addresses as may be delivered by the New PC to the MSO from time to time in writing.

      9. Waiver. The waiver by either party to this Security Agreement of any one or more defaults, if any, on the part of the other party, shall not be construed to operate as a waiver of the other or future defaults under this Agreement. This Security Agreement may be amended or modified only by the written consent of both parties.

      10. Additional Documents. The New PC agrees that it will duly execute and deliver to the MSO any additional documents which may be reasonably necessary to give effect fully to the security interest granted to the MSO hereunder, including, without limitation, a financing statement on Form UCC-1.

      11. Benefit. This Security Agreement shall inure to the benefit of and shall be binding upon the respective heirs, successors and assigns of the parties hereto.

      12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

      13.   Defined Terms.   Capitalized terms used in  this
Security Agreement which are not defined herein but which are defined in the Agreement, shall have the respective meanings ascribed therein.

      14. Counterparts. This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first hereinabove written.


NEW PC:                                      MSO:

                                        OMEGA ORTHODONTICS
OF
                                        CONYERS, INC.


By:____________________________
By:__________________________
Name: Leon J. Leonard                             Name:
Robert J. Schulhof
Title:  President                                 Title:
President


DR. LEONARD


_______________________________
Leon J. Leonard, D.D.S.
                                                  Exhibit D-
2

                     SECURITY AGREEMENT

      THIS SECURITY AGREEMENT is effective as of the 1st day of January 1998, by OMEGA Orthodontics, Inc., a Delaware corporation ("OMEGA"), and Leon J. Leonard, D.D.S. ("Dr. Leonard") who is duly licensed to practice orthodontics in the state of Georgia (the "State"), with reference to the following facts:

     WHEREAS, pursuant to an Affiliation Agreement and Asset Purchase Agreement (the "Affiliation Agreement") dated as of ________ __, 199__ by and between Dr. Leonard and OMEGA and the Management Services Agreement (the "Agreement"), dated as of the date hereof, between the New PC and the MSO, OMEGA, as assurance and collateral security for the payment of the monies owned to Dr. Leonard under the Purchase Note (as defined in the Affiliation Agreement) (the "Obligations"), OMEGA agreed to pledge, grant, bargain, assign and transfer to Dr. Leonard a security interest, pursuant to the Uniform Commercial Code of the State, in and to all leasehold improvements, fixtures, furnishings, furniture and equipment now or hereafter located at the Orthodontic Offices (collectively, the "Office Collateral");

      WHEREAS,  OMEGA  is obligated as a  condition  to  Dr.
Leonard's   performance under the Affiliation Agreement  and
the   Agreement   to  execute  and  deliver  this   Security
Agreement;

      NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Grant of Security Interest. As and for collateral security for payment by OMEGA of the Obligations and any and all amounts payable under this Security Agreement (collectively, the "Secured Obligations"), OMEGA hereby pledges, grants, bargains, assigns and transfers to Dr.
Leonard a security interest, pursuant to the Uniform Commercial Code of the State, in and to all leasehold improvements, fixtures, furnishings, furniture and equipment now or hereafter located at the Orthodontic Offices. Dr. Leonard may at his option file a financing statement (Form UCC-1) in order to perfect his security interest hereunder.

      2. Representations and Warranties. OMEGA represents and warrants that the Collateral is not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third person, other than right to transfer the Collateral to the MSO.

       3. Release of Security Interest. Upon the termination of the Agreement and payment in full of the amounts due under the Purchase Note, Dr. Leonard shall release his security interest hereunder, and will deliver to OMEGA a release.

      4. Realization of Collateral. Dr. Leonard shall have, with respect to the Collateral, the rights and obligations of a secured party under the Uniform Commercial Code as adopted in the State. Such rights shall include, without limitation, the following:

            A. The right, upon default, to have the Collateral, or any part thereof, transferred to its own name or to the name of its nominee;

           B. The right, upon default, to sell, assign or deliver as much of the Collateral as is reasonably necessary to repay the defaulted indebtedness (together with expenses attendant upon such sale and repayment), at public or private sale, as Dr. Leonard may elect, either for cash or on credit, without assumption of any credit risk and without demand or advertisement (unless otherwise required by law).

          C. OMEGA shall at any time on the request of Dr. Leonard, sign Financing Statements, security agreements or other agreements with respect to any Collateral. Upon OMEGA's failure to sign said Financing Statements, security agreements or other agreements, Dr. Leonard is authorized as the agent of the OMEGA to sign any such instruments. Upon the request of Dr. Leonard, OMEGA agrees to pay all filing fees and to reimburse Dr. Leonard on demand for all costs and expenses of any kind (including, without limitation, legal fees) incurred in any way in connection with the Collateral.

      5. Purchase of Collateral. At any such private or public sale of the Collateral or part thereof, the Dr. Leonard may purchase and pay for the same by cancellation of such portion of the Obligations, equal to the purchase price and free of any right of redemption on the part of OMEGA. Dr. Leonard agrees, however, that the OMEGA shall have all rights, including rights of notice, provided by the Uniform Commercial Code as adopted in the State. In any case where notice is required, five days' notice shall be deemed reasonable notice. In the event of any sale hereunder, Dr. Leonard shall apply the proceeds in the order set forth below in Paragraph 6 hereof. Dr. Leonard may have resort to the Collateral or any portion thereof with no requirements on the part of Dr. Leonard to proceed first against any other person or property.

     6. Application of Collateral. Proceeds from the sale of the Collateral or any part thereof shall be applied by Dr. Leonard in the following order:

           A. To the payment of the costs and expenses of collection incurred by Dr. Leonard, including, without limitation, attorneys' fees and all other reasonable expenses, liabilities and costs incurred by the Dr. Leonard in connection therewith;

          B. To the payment of the whole amount then owing and unpaid under the Purchase Note;

           C. To the payment to OMEGA of any surplus then remaining from such proceeds.

      7. Extension of Agreement. No renewal or extension of the Agreement, no release or surrender of any Collateral given as security in connection therewith, and no delay in enforcement thereof or in exercising any right or power with respect thereto or hereunder shall affect the rights of Dr. Leonard with respect to the Collateral or any part thereof.

      8. Notices. Any notice to be given pursuant to this Agreement shall be deemed effective the same day when such notice is given personally, or by telegram, or electronic transmission to the President of the party to whom notice is being given. Notice by mail shall be deemed effective three days after deposit in the United States mail, and properly addressed with postage prepaid.

          Notices to OMEGA shall be given at:

          c/o Omega Orthodontics, Inc.
          3621 Silver Spur Lane
          Acton, CA 93510
          Attn: Robert Schulhof
or  other such addresses as may be delivered by OMEGA to Dr.
Leonard  from time to time in writing.

          Notices to Dr. Leonard shall be given at:

          1455 Old McDonough Road
          Conyers, GA  30207
          Attn: Leon J. Leonard, D.D.S.

or other such addresses as may be delivered by Dr. Leonard to OMEGA from time to time in writing.

      9. Waiver. The waiver by either party to this Security Agreement of any one or more defaults, if any, on the part of the other party, shall not be construed to operate as a waiver of the other or future defaults under this Agreement. This Security Agreement may be amended or modified only by the written consent of both parties.

      10. Additional Documents. OMEGA agrees that it will duly execute and deliver to Dr. Leonard any additional documents which may be reasonably necessary to give effect fully to the security interest granted to Dr. Leonard hereunder, including, without limitation, a financing statement on Form UCC-1.

      11. Benefit. This Security Agreement shall inure to the benefit of and shall be binding upon the respective heirs, successors and assigns of the parties hereto.

      12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

      13.   Defined Terms.   Capitalized terms used in  this
Security Agreement which are not defined herein but which are defined in the Agreement, shall have the respective meanings ascribed therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first hereinabove written.


OMEGA:
OMEGA ORTHODONTICS INC.


By:____________________________
    Name:
    Title:



DR. LEONARD:

_______________________________
Leon J. Leonard, D.D.S.








                       EXHIBIT E


       ALTERNATIVE DISPUTE RESOLUTION PROCEDURES


A. Method of Invoking ADR Procedures

     1. These procedures may be invoked by any party to an agreement which incorporates these procedures by giving written notice to the other of the dispute and designating a person with decision-making authority (the "representative") to act on behalf of the disputing party regarding the dispute. The other party shall be required to respond to the disputing party's notice within five (5) business days by designating in writing its own representative. A party may choose more than one person to represent it. If a party appoints only one representative, one or more of its officers may nonetheless attend such meetings.

     2.   The parties, each acting through its
representative, shall meet at a mutually acceptable time and place within five business days after the non-disputing party designates its representative to the other. At that meeting, the parties shall attempt in good faith to negotiate a resolution of the dispute, or failing that, to agree on a method for resolving the claim or dispute.

     3. If, within ten (10) business days after the first meeting or within such longer period of time as the parties may mutually agree, the parties have not succeeded in negotiating a resolution of the claim or dispute or agreeing on a dispute resolution mechanism, they shall submit the dispute to mediation in accordance with the procedures set forth herein.

     4. The parties will jointly appoint a mutually acceptable mediator to mediate the dispute. If the parties are unable to agree on a mutually acceptable mediator within five (5) days after the conclusion of the negotiations described in paragraph 3 above, then the parties shall select a neutral third party from the Center for Public Resources, New York, New York ("CPR") Panels of Neutrals or the American Arbitration Association ("AAA"), with the assistance of CPR or AAA, unless the parties agree otherwise in finding a mutually acceptable mediator.

     5. The New PC and the MSO shall each bear 50% of the fees and costs of the mediator and any fees and costs of CPR or AAA.

     6. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days from appointment of a mediator by any of the parties or the CPR or AAA.

B.   Mediation procedures

     1.   The mediator shall be neutral and impartial.

     2. The mediator shall control the procedural aspects of the mediation. The parties will cooperate fully with the mediator.


                    (a) The mediator is free to meet and communicate separately with each party.

                    (b) The mediator will decide when to hold joint meetings with the parties and when to hold separate meetings. There shall be no stenographic record of any meeting. Formal rules of evidence will not apply.

                    (c) The mediator may request that there be no direct communication between the parties or between their attorneys without the concurrence of the mediator.

     3. Each party may be represented by more than one person, e.g., one or more of its officers and an attorney.
Each party will have a representative fully authorized to negotiate a settlement of the dispute present.

     4.   The process will be conducted expeditiously.

     5. The mediator will not transmit information received from any party to another party or any third person unless authorized to do so by the party transmitting the information.

     6. The entire process is confidential. The parties and the mediator will not disclose information regarding the process, including settlement terms, to third persons, unless the parties otherwise agree. The process shall be treated as a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence.

     7.   The parties will refrain from pursuing
administrative and/or judicial remedies during the mediation process, except as otherwise expressly provided in the agreement which incorporates these procedures.

     8. Unless all parties and the mediator otherwise agree in writing,

                    (a) The mediator will be disqualified as a witness, consultant or expert in any pending or future investigation, action or proceeding relating to the subject matter of the mediation (including any investigation, action or proceeding which involves persons not party to this mediation); and

                    (b) The mediator and any documents and information in the mediator's possession will not be subpoenaed in any such investigation, action or proceeding, and all parties will oppose any effort to have the mediator and documents subpoenaed.

     9. If the dispute goes into arbitration, the mediator shall not serve as an arbitrator, unless the parties and the mediator otherwise agree in writing.

     10. The mediator, if a lawyer, may freely express views to the parties on the legal issues of the dispute.

     11. The mediator shall not be liable for any act or omission in connection with the mediation.

     12. The mediator may withdraw at any time by written notice to the parties (i) for overriding personal reasons,
(ii) if the mediator believes that a party is not acting in good faith, or (iii) if the mediator concludes that further mediation efforts would not be useful.

C.   Binding Arbitration

     If the parties do not resolve the dispute through mediation within the period provided in Part A above, the parties shall submit the matter to binding arbitration in Boston, Massachusetts before a qualified sole arbitrator in accordance with the then current CPR Rules for Non-Administered Arbitration of Business Disputes or comparable
AAA rules.    The sole arbitrator shall be agreed upon by
the parties within twenty (20) days after either party elects to submit any issue to arbitration or, failing that, shall be selected by CPR or AAA. A qualified arbitrator is one who is familiar with the principal subject matter of the issues to be arbitrated such as by way of example, healthcare services industry matters, management consulting services generally or business law/corporate matters generally. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall not have the authority to award multiple, punitive or consequential damages under any circumstances.